Exhibit 4.1

ORGANIZED UNDER THE LAWS OF THE STATE OF

DELAWARE

NUMBER *__*

SHARES *____*

BRICKELL BIOTECH, INC.

This Certifies that SPECIMEN is the owner of ____________ (___) fully paid and non-assessable Shares of COMMON STOCK, $0.01 par value, of Brickell Biotech, Inc., a corporation organized under the laws of the State of Delaware, transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon the surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers this ___ day of _______, 20__.

______________________________ SECRETARY

______________________________ CHIEF EXECUTIVE OFFICER

FOR VALUE RECEIVED,                                          hereby sell, assign and transfer unto                                                                                       Shares represented by this Certificate, and hereby irrevocably constitute and appoint                                  Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.
Dated
In the presence of